                                                                    Exhibit 10.5



                                   SUBLEASE
                              (110 Atrium Place)


    This Sublease, dated for reference purposes as of February 29, 2000, is made by and between VULCAN NORTHWEST INC., a Washington corporation ("Landlord"), and MERCATA, INC., a Delaware corporation ("Tenant"), subject to the terms and conditions set forth herein.

     Landlord, as tenant, entered that certain Lease Agreement dated September 8, 1993 (the "Original Lease") between Dean Witter Realty Income Partnership II, L.P., a Delaware limited partnership ("Original Lessor"), whose interest was subsequently assigned and transferred to 110 Atrium Place Associates, LLC ("Prime Landlord"). Pursuant to the Original Lease, Original Lessor leased to Landlord, and Landlord leased from Original Lessor approximately 9,271 rentable square feet of office space identified as Suite 550 on the 5th floor of the building known as 110 Atrium Place located at 110 -110th Avenue N.E., Bellevue, Washington (the "Building"). Original Lessor and Landlord entered into a First Amendment to Lease dated April 29, 1994 (the "First Amendment") by which Landlord leased additional space in the Building, consisting of approximately 2,070 rentable square feet, known as Suite 530; a Second Amendment to Lease dated as of May 27, 1994 (the "Second Amendment") by which Landlord leased additional space in the Building, consisting of approximately 2,662 rentable square feet, known as Suite 535; a Third Amendment to Lease dated as of January 26, 1996 (the "Third Amendment"); a Fourth Amendment to Lease dated as of March 31, 1996 (the "Fourth Amendment"); a Fifth Amendment to Lease dated as of March 12, 1997 (the "Fifth Amendment") by which Lessor leased to Landlord additional spaces in the Building, consisting of a total of approximately 7,151 rentable square feet (the "Fifth Amendment Space"), known as Suites 520, 525, 375 and 385; a Sixth Amendment to Leased dated as of April 15, 1998 (the "Sixth Amendment") by which Lessor leased to Landlord two (2) additional spaces in the Building consisting of (i) approximately 8,247 rentable square feet (and containing approximately 7,497 usable square feet), known as Suite 590, and (ii) approximately 9,993 rentable square feet (and containing approximately 9,085 usable square feet), known as Suite 300; and a Seventh Amendment to Lease dated as of September 14, 1998 (the "Seventh Amendment") by which Lessor leased to Landlord additional space in the Building consisting of approximately 4,043 rentable square feet known as Suite 310. The Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, and the Seventh Amendment, is hereinafter referred to as the "Prime Lease." The Building is located on the real property described on Exhibit A.
                           ---------

     The parties hereto have agreed that Landlord shall sublet approximately 17,332 rentable square feet of such space to Tenant, subject to the terms and conditions set forth herein as follows:

     1.   Premises.  Landlord hereby leases to Tenant Suite 300 (approximately
          --------
9,993 rentable square feet), Suite 310 (approximately 4,043 rentable square feet), Suite 375 (approximately 1,117 square feet) and Suite 385 (approximately 2,179 square feet) on the third floor of the Building ("Premises"), shown by cross-hatching on Exhibit B attached hereto and made a part hereof.
                  ---------

     2.   Term.  The term of this Sublease as to each Suite shall be as follows:
          ----

     (a)  Suite 300.  The commencement date as to Suite 300 shall be October 5,
          ---------
1998, and the termination date shall be October 31, 2003.

     (b)  Suite 310.  The commencement date as to Suite 310 shall be August 1,
          ----------
1999, and the termination date shall be October 31, 2003.

     (c)  Suites 375 & 385. The commencement date as to Suites 375 and 385
          -----------------
shall be March 1, 2000, and the termination date shall be April 30, 2000.

     3.   Rent.  Tenant shall pay to Landlord rent at the rate of Twenty-Five
          ----
Dollars and 75/100 ($25.75) per rentable square foot per annum, plus the additional rent mentioned in paragraph 6 below. Tenant shall pay the rent and additional rent provided for hereunder in equal monthly installments in advance on the first day of each and every month during the term.

     4.   Use.  The Premises shall be used for general office purposes and for
          ---
no other purpose without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

     5.   Assignment.  Tenant shall not assign this Sublease nor sublet the
          ----------
Premises in whole or in part, and shall not permit Tenant's interest in this Sublease to be vested in any third party by operation of law or otherwise, without (i) the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; and (ii) the prior written consent of Prime Landlord in accordance with Section 16 of the Prime Lease.

     6.   Additional Charges.  If Landlord shall be charged for additional rent
          ------------------
or other sums pursuant to the provisions of the Prime Lease, including (without limitation) Section 9 (Rental Adjustments, Operating Costs) thereof, Tenant shall be liable for such additional rent or sums to the extent the same apply to the Premises. If any such rent or sums shall be due to additional use by Tenant of electrical current in excess of Tenant's proportionate part of additional use in the Premises demised under the Prime Lease, such excess shall be paid in entirety by Tenant. If Tenant shall procure any additional services from the Building, such as alterations or after-hour air conditioning, Tenant shall pay for such services at the rates charged therefor by the Prime Landlord and shall make such payment to the Landlord or Prime Landlord, as Landlord shall direct. Any rent or other sums payable by Tenant under this Article 6 shall be additional rent and collectable as such.

     7.   Alterations and Allowance.  Tenant shall have the right to make
          -------------------------
Alterations in the Premises prior to, and up to thirty (30) months following, November 1, 1998, in accordance with the provisions of Section 11 of the Prime Lease. Upon completion of the Alterations for such space, Landlord shall pay to Tenant a construction allowance (the "Allowance") up to $5.00 per usable square foot of area in the Premises, provided, such Allowance shall be payable by Landlord only if within thirty (30) months following November 1, 1998, Tenant
(a) completes such Alterations and (b) submits to Landlord a written request for reimbursement for the costs of such Alterations, together with lien waivers from the general contractor and all subcontractor and suppliers showing that the costs of such Alterations have been paid in full; provided further, however, that the

Allowance shall in no event exceed the amount of the tenant improvement allowance remaining available at any time to the Landlord pursuant to the Prime Lease with respect to each portion of the Premises.

     8.   Prime Lease.  This Sublease is subject and subordinate to the Prime
          -----------
Lease. Except as may be inconsistent with the terms hereof, all the terms, covenants and conditions in the Prime Lease relating to the Premises shall be applicable to this Sublease with the same force and effect as if Landlord were the landlord under the Prime Lease and Tenant were the tenant thereunder; and in case of any breach hereof by Tenant, Landlord shall have all the rights against Tenant as would be available to the landlord against the tenant under the Prime Lease if such breach were by the tenant thereunder. Landlord warrants and represents that all consents required under the Prime Lease to enter into this Sublease have been obtained.

     9.   Limitation.  Notwithstanding anything herein contained, the only
          ----------
services or rights to which Tenant is entitled hereunder are those to which Landlord is entitled under the Prime Lease and that for all such services and rights Tenant will look to the Prime Landlord.

     10.  Indemnity.  Tenant shall neither do nor permit anything to be done
          ---------
which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Prime Landlord, and Tenant shall indemnify and hold Landlord harmless from and against all claims of any kind whatsoever by reason of any breach or default on the part of Tenant by reason of which the Prime Lease may be terminated or forfeited.

     11.  Security Deposit.  **[INTENTIONALLY OMITTED]**
          ----------------

     12.  Representation.  Tenant represents that it has read and is familiar
          --------------
with the terms of the Prime Lease.

     13.  Entire Agreement.  All prior understandings and agreements between the
          ----------------
parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties; and this Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the charge or termination is sought.

     14.  Notices.  Any notice or demand which either party may or must give to
          -------
the other hereunder shall be in writing and delivered personally or sent by registered mail addressed as follows:

If to Landlord:      Vulcan Northwest Inc.
                     110 - 110th Avenue N.E., #550
                     Bellevue, Washington  98004
                     Attention: Joe Franzi

With a copy to:      Foster Pepper & Shefelman PLLC
                     1111 Third Avenue, #3400
                     Seattle, Washington  98101

                     Attention: Bruce Coffey

If to Tenant:        Mercata, Inc.
                     110 - 110th Avenue NE, Suite 300
                     Bellevue, Washington  98004
                     Attention:  General Counsel


Either party may, by notice in writing, direct the future notices or demands be sent to a different address.

     15.  Successors and Assigns.  The covenants and agreements herein contained
          ----------------------
shall bind and inure to the benefit of Landlord, the Tenant, and their respective executors, administrators, successors and assigns.

     16.  Waiver of Subrogation.  The waiver of subrogation provision set forth
          ---------------------
in Section 17 of the Prime Lease shall be deemed a three party agreement binding among and inuring to the benefit of Landlord, Tenant and Prime Landlord (by reason of its consent hereto).

     17.  Attorneys' Fees.  In the event of any action or proceeding by either
          ---------------
party against the other under this Sublease, the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceeding, including costs of appeal, if any, in such amount as the court may adjudge reasonable as attorneys' fees

Exhibits:
          Exhibit A:  Legal Description
          Exhibit B:  Floor Plan of Sublet Space

IN WITNESS WHEREOF, this Sublease is executed by the parties, intending to be legally bound, as of the date first written above.


     LANDLORD:                VULCAN NORTHWEST INC., a Washington corporation


                              By:   /s/ Joseph Franzi
                                    ----------------------------------
                                    Name:  ___________________________
                                    Title:  ____________________

     TENANT:                  MERCATA, INC., a Delaware corporation


                              By:   /s/ Tom Van Horn
                                    ----------------------------------
                                    Tom Van Horn
                                    President and CEO

                           CONSENT OF PRIME LANDLORD
                           -------------------------


The undersigned, hereby joins in this Sublease solely for the purpose of consenting to such sublease in accordance with Section 16 of the Prime Lease, and for no other purpose.

PRIME LANDLORD:               110 ATRIUM PLACE ASSOCIATES, LLC, a California
                              limited liability company

                              By: Opportunity Capital Partners III, LLC, a California limited liability company


                                   By:  __________________________
                                        Name:  ___________________
                                        Title:  ___________________

STATE OF WASHINGTON      )
                         )  ss.
COUNTY OF KING           )

     I certify that I know or have satisfactory evidence that Joseph Franzi is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the _________________ of VULCAN NORTHWEST INC., a corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

     Dated this 1st day of March, 2000.

                                      /s/ Craig A. Fielden
                                     --------------------------------------
                                             (Signature of Notary)

                                     Craig A. Fielden
                                     ---------------------------------------
                                     (Legibly Print or Stamp Name of Notary)
                                     Notary public in and for the state of
                                     Washington, residing at Fall City
                                                             ---------------
                                     My appointment expires 5-26-02
                                                            ----------------
STATE OF WASHINGTON      )
                         )  ss.
COUNTY OF KING           )

     I certify that I know or have satisfactory evidence that Tom Van Horn is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the President and CEO of MERCATA, INC., a corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

     Dated this 29th day of February, 2000.

                                      /s/ Craig A. Fielden
                                     --------------------------------------
                                               (Signature of Notary)

                                     Craig A. Fielden
                                     --------------------------------------
                                     (Legibly Print or Stamp Name of Notary)
     [Notary Seal]                   Notary public in and for the state of
                                     Washington, residing at Fall City
                                                             --------------
                                     My appointment expires 5-26-02
                                                            ---------------

                                   EXHIBIT A
                                   ---------
                                  TO SUBLEASE
                              (110 Atrium Place)


                               Legal Description
                               -----------------






                                 Page A-1 of 1

                                   EXHIBIT B
                                   ---------
                                  TO SUBLEASE
                              (110 Atrium Place)


                  [Architect's Depiction of 110 Atrium Place]